UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report January 6, 2015 (Date of earliest event reported): (January 2, 2015)

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On January 2, 2015, HCC Insurance Holdings, Inc. (the “Company”) announced that on January 1, 2015 it had completed the previously announced acquisition of Producers Ag Insurance Group, Inc., a Delaware corporation (“PAIG”), from CMFG Life Insurance Company, an Iowa corporation (“CMFG Life”), and CUNA Mutual Investment Corporation, a Wisconsin corporation (“CMIC”, and together with CMFG Life, the “Sellers”). Pursuant to the stock purchase agreement, dated September 29, 2014, among the Company and Sellers, the Company paid approximately $105 million for all of the capital stock of PAIG. A copy of the press release announcing the completion of the transaction is attached as Exhibit 99.1 hereto and is incorporated herein in its entirety by reference thereto.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

No.	Exhibit

99.1	Press Release dated January 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

	By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel and Assistant Secretary

DATED: January 6, 2015

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated January 2, 2015